American Physicians Capital, Inc. Sandler O'Neill Financial Services Conference June 8, 2006 R. Kevin Clinton President & Chief Executive Officer

Forward-Looking Statements Certain statements made by American Physicians Capital, Inc. during this presentation may constitute forward-looking statements within the meaning of the federal securities laws. When we use words such as "will," "should," "believes," "expects," "anticipates," "estimates" or similar expressions we are making forward-looking statements. While we believe any forward-looking statements we will make are reasonable, they are subject to risks and uncertainties, and actual results could differ materially. These risks and uncertainties include, but are not limited to, the following: increased competition could adversely affect our ability to sell our products at premium rates we deem adequate, which may result in a decrease in premium volume, a decrease in our profitability, or both; our reserves for unpaid losses and loss adjustment expenses are based on estimates that may prove to be inadequate to cover our losses; our exit from various markets and lines of business may prove more costly than originally anticipated; tort reform legislation may have adverse or unintended consequences that could materially and adversely affect our results of operations and financial condition; if we are unable to obtain or collect on ceded reinsurance, our results of operations and financial condition may be adversely affected; the insurance industry is subject to regulatory oversight that may impact the manner in which we operate our business; our geographic concentration in certain Midwestern states and New Mexico ties our performance to the business, economic, regulatory and legislative conditions in those states; an interruption or change in current marketing and agency relationships could reduce the amount of premium we were able to write; a downgrade in the financial strength rating of our insurance subsidiaries could reduce the amount of business we were able to write; changes in interest rates could adversely impact our results of operation, cash flows and financial condition; our status as an insurance holding company with no direct operations could adversely affect our ability to meet our debt obligations and fund future share repurchases; any other factors listed or discussed in the reports filed by APCapital with the Securities and Exchange Commission under the Securities Exchange Act of 1934. APCapital does not undertake, and expressly disclaims any obligation, to update or alter its statements whether as a result of new information, future events or otherwise, except as required by law.

Snapshot of APCapital Medical professional liability insurance carrier Formed as mutual in 1975 by the Michigan State Medical Society (MSMS) Demutualized in December 2000 (IPO) Endorsed by MSMS, Michigan Osteopathic Association and the New Mexico Medical Society Headquartered in East Lansing, MI Focus on individual and small physicians groups

Snapshot of APCapital Approximately 9,500 policies in-force at March 31, 2006 Marketing in primarily 5 states with a focus on the upper Midwest region Medical liability direct premiums written totaled $41.5 million in first quarter of 2006 Assets totaled $1.1 billion at March 31, 2006 NASDAQ: ACAP Market cap $385 million1 1As of May 16, 2006

Snapshot of APCapital Core States DPW1 % by state Market Share Ranking2 Expansion Michigan 31% 1st * Home State New Mexico 13% 1st Merged NMPML in 1997 Illinois 31% 2nd Internal Ohio 19% 5th Internal Kentucky 5% 5th Acquired KMIC in 1996 1 Medical Professional Liability Premiums - % based on trailing 4 quarters through 1Q06 2 Based on 2005 direct premiums written from Thomson Financial/One Source * Excludes hospital premium

Key Components of our Strategic Plan Rate adequacy Stringent and innovative underwriting practices Strong reserves Aggressive claims management

Return to Profitability via Rate Adequacy 2002 2003 2004 2005 Annual 0.3 0.349 0.211 0.092 Cumulative 0.3 0.754 1.124 1.325 Average Rate Increases Since 2002

Performing on-site visits by risk management Implementing unique underwriting systems Discontinued writing OH and KY occurrence policies Discontinued writing certain high-risk specialties in high risk areas Lowered maximum policy limits 98% of policies at March 31, 2006 were at or below $1 million Stringent and Innovative Underwriting

Strong Reserves 12/1/2003 Mar-04 Jun-04 Sep-04 Dec-04 Mar-05 Jun-05 Sep-05 Dec-05 Mar-06 East 114000 125200 136300 140400 160000 160800 167300 173900 181970 183380 23.5% CAGR

Favorable Trial Results 1st Qtr 2nd Qtr 3rd Qtr 4th Qtr East 20.4 27.4 90 20.4 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9 Defense Verdict Plaintiff Verdict APA 0.91 0.09 APCapital (2004, 2005 & 1Q06) Defense Verdict Plaintiff Verdict Industry 0.84 0.16 Industry Data* (2004) Defense Verdict Plaintiff Verdict Industry Data, 2004* Mean Settlement $311,704 Mean Verdict $606,907 *Source: Physician Insurers Association Data Sharing Program

Positive Trends Medical Professional Liability Reported Claim Count by Quarter *Includes 76 claims reported by four physicians at the end of their coverage with the company. 1Q02 2Q02 3Q02 4Q02 1Q03* 2Q03 3Q03 4Q03 1Q04 2Q04 3Q04 4Q04 1Q05 2Q05 3Q05 4Q05 1Q06 East 767 748 729 774 803 694 631 529 525 459 431 371 404 401 361 347 308

Positive Trends Net Premiums Earned Per Reported Claim --- Excluding Florida 1Q02 2Q02 3Q02 4Q02 1Q03 2Q03 3Q03 4Q03 1Q04 2Q04 3Q04 4Q04 1Q05 2Q05 3Q05 4Q05 1Q06 East 41296 46554 58045 51124 57641 55209 67631 82319 81893 95498 102920 119046 104027 102648 113898 117309 121568 Medical Professional Liability

Financial Highlights Pre-tax income up 74% to $13.2 million Continued strong investment returns Positive reserve development Changes made to financial reporting and operating practices in first quarter 2006 All operations reported as one business segment No longer consolidating results of PIC Florida Began expensing remaining stock options grants Modified reinsurance agreement effective 1/1/06 APCapital, Inc. Consolidated APCapital, Inc. Consolidated

Tax-Adjusted Operating Income* 1Q04 2Q04 3Q04 4Q04 1Q05 2Q05 3Q05 4Q05 1Q06 East 0.26 0.35 0.39 0.43 0.56 0.72 0.82 1 1.05 *Operating income per share is adjusted for deferred tax valuation allowance changes from 1Q04 to 2Q05 and excludes net realized gains or loss, net of tax.

High-Quality Investment Portfolio Investment Portfolio Highlights Improved average rating of bond portfolio: AA+ at 3/31/06 vs. AA at 12/31/05 Average yield on investments: 5.28% in 1Q06 Maintain a modified duration of 4.88 years Corporate Bonds Mortgage-backed Securities U.S Government Bonds Tax-Exempt Securities Cash & Cash Equivalents Other East 0.276 0.214 0.136 0.247 0.11 0.01 Investments totaled $854.2 million at March 31, 2006

Capital Allocation Repurchased 127,500 common shares at an average price of $47.92 in the first quarter of 2006 Board approved SEC Rule 10b5-1 plan in April 2006 and authorized $20 million to repurchase under plan Look to expand professional liability business in profitable markets through acquisitions With our innovative underwriting systems, profitable growth opportunities exist in core and new markets Reinsurance program - accept more risk by reducing reliance on reinsurance